Exhibit 99.1

Apple Reports Record Second Quarter Results

Strong performance of iPhone, Mac & App Store drives 27% revenue growth & 40% EPS growth, setting new second quarter records

CUPERTINO, California—April 27, 2015—Apple® today announced financial results for its fiscal 2015 second quarter ended March 28, 2015. The Company posted quarterly revenue of $58 billion and quarterly net profit of $13.6 billion, or $2.33 per diluted share. These results compare to revenue of $45.6 billion and net profit of $10.2 billion, or $1.66 per diluted share, in the year-ago quarter. Gross margin was 40.8 percent compared to 39.3 percent in the year-ago quarter. International sales accounted for 69 percent of the quarter’s revenue.

The growth was fueled by record second quarter sales of iPhone® and Mac® and all-time record performance of the App StoreSM.

“We are thrilled by the continued strength of iPhone, Mac and the App Store, which drove our best March quarter results ever,” said Tim Cook, Apple’s CEO. “We’re seeing a higher rate of people switching to iPhone than we’ve experienced in previous cycles, and we’re off to an exciting start to the June quarter with the launch of Apple Watch.”

“The tremendous customer demand for our products and services in the March quarter drove revenue growth of 27 percent and EPS growth of 40 percent,” said Luca Maestri, Apple’s CFO. “Cash flow from operations was also outstanding at $19.1 billion.”

Apple is providing the following guidance for its fiscal 2015 third quarter:

•	revenue between $46 billion and $48 billion

•	gross margin between 38.5 percent and 39.5 percent

•	operating expenses between $5.65 billion and $5.75 billion

•	other income/(expense) of $350 million

•	tax rate of 26.3 percent

Apple will provide live streaming of its Q2 2015 financial results conference call beginning at 2:00 p.m. PDT on April 27, 2015 at www.apple.com/quicktime/qtv/earningsq215. This webcast will also be available for replay for approximately two weeks thereafter.

This press release contains forward-looking statements including without limitation those about the Company’s estimated revenue, gross margin, operating expenses, other income/(expense), and tax rate. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation the effect of competitive and economic factors, and the Company’s reaction to those factors, on consumer and business buying decisions with respect to the Company’s products; continued competitive pressures in the marketplace; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product introductions and transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company’s gross margin; the inventory risk associated with the Company’s need to order or commit to order product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; the effect that the Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; risks associated with the Company’s international operations; the Company’s reliance on third-party intellectual property and digital content; the potential impact of a finding that the Company has infringed on the intellectual property rights of others; the Company’s dependency on the performance of distributors, carriers and other resellers of the Company’s products; the effect that product and service quality problems could have on the Company’s sales and operating profits; the continued service and availability of key executives and employees; war, terrorism, public health issues, natural disasters, and other circumstances that could disrupt supply, delivery, or demand of products; and unfavorable results of legal proceedings. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 27, 2014, its Form 10-Q for the fiscal quarter ended December 27, 2014, and its Form 10-Q for the fiscal quarter ended March 28, 2015 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple designs Macs, the best personal computers in the world, along with OS X, iLife, iWork and professional software. Apple leads the digital music revolution with its iPods and iTunes online store. Apple has reinvented the mobile phone with its revolutionary iPhone and App Store, and is defining the future of mobile media and computing devices with iPad.

Press Contact:

Josh Rosenstock

Apple

jrosenstock@apple.com

(408) 974-2414

Investor Relations Contacts:

Nancy Paxton

Apple

paxton1@apple.com

(408) 974-5420

Joan Hoover

Apple

hoover1@apple.com

(408) 974-4570

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr), or call Apple’s Media Helpline at (408) 974-2042.

© 2015 Apple Inc. All rights reserved. Apple, the Apple logo, Mac, Mac OS, Macintosh, iPhone and App Store are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended		Six Months Ended
	March 28, 2015	March 29, 2014	March 28, 2015	March 29, 2014
Net sales	$58,010	$45,646	$132,609	$103,240
Cost of sales (1)	34,354	27,699	79,212	63,447

Gross margin	23,656	17,947	53,397	39,793

Operating expenses:
Research and development (1)	1,918	1,422	3,813	2,752
Selling, general and administrative (1)	3,460	2,932	7,060	5,985

Total operating expenses	5,378	4,354	10,873	8,737

Operating income	18,278	13,593	42,524	31,056
Other income/(expense), net	286	225	456	471

Income before provision for income taxes	18,564	13,818	42,980	31,527

Provision for income taxes	4,995	3,595	11,387	8,232

Net income	$13,569	$10,223	$31,593	$23,295

Earnings per share:
Basic	$2.34	$1.67	$5.43	$3.76
Diluted	$2.33	$1.66	$5.39	$3.74

Shares used in computing earnings per share:
Basic	5,793,799	6,123,302	5,818,411	6,197,903
Diluted	5,834,858	6,156,699	5,858,330	6,233,430

Cash dividends declared per share	$0.47	$0.44	$0.94	$0.88

(1) Includes share-based compensation expense as follows:
Cost of sales	$142	$110	$282	$219
Research and development	$384	$300	$758	$589
Selling, general and administrative	$401	$286	$775	$569

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except number of shares which are reflected in thousands and par value)

	March 28, 2015	September 27, 2014

ASSETS:

Current assets:
Cash and cash equivalents	$14,489	$13,844
Short-term marketable securities	18,607	11,233
Accounts receivable, less allowances of $83 and $86, respectively	10,905	17,460
Inventories	2,396	2,111
Deferred tax assets	5,141	4,318
Vendor non-trade receivables	7,259	9,759
Other current assets	9,094	9,806

Total current assets	67,891	68,531

Long-term marketable securities	160,443	130,162
Property, plant and equipment, net	20,151	20,624
Goodwill	4,711	4,616
Acquired intangible assets, net	4,061	4,142
Other assets	3,937	3,764

Total assets	$261,194	$231,839

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Accounts payable	$23,159	$30,196
Accrued expenses	22,827	18,453
Deferred revenue	8,944	8,491
Commercial paper	3,799	6,308

Total current liabilities	58,729	63,448

Deferred revenue – non-current	3,571	3,031
Long-term debt	40,072	28,987
Other non-current liabilities	29,816	24,826

Total liabilities	132,188	120,292

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 12,600,000 shares authorized; 5,762,278 and 5,866,161 shares issued and outstanding, respectively	25,376	23,313
Retained earnings	100,920	87,152
Accumulated other comprehensive income	2,710	1,082

Total shareholders’ equity	129,006	111,547

Total liabilities and shareholders’ equity	$261,194	$231,839

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Six Months Ended
	March 28, 2015	March 29, 2014
Cash and cash equivalents, beginning of the period	$13,844	$14,259

Operating activities:
Net income	31,593	23,295
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	5,054	4,031
Share-based compensation expense	1,815	1,377
Deferred income tax expense	1,879	2,059
Changes in operating assets and liabilities:
Accounts receivable, net	6,555	3,401
Inventories	(285)	(65)
Vendor non-trade receivables	2,500	1,419
Other current and non-current assets	2,448	14
Accounts payable	(5,428)	(2,375)
Deferred revenue	993	1,414
Other current and non-current liabilities	5,679	1,638

Cash generated by operating activities	52,803	36,208

Investing activities:
Purchases of marketable securities	(92,523)	(90,360)
Proceeds from maturities of marketable securities	5,871	10,869
Proceeds from sales of marketable securities	48,924	80,241
Payments made in connection with business acquisitions, net	(115)	(559)
Payments for acquisition of property, plant and equipment	(5,586)	(3,367)
Payments for acquisition of intangible assets	(155)	(163)
Other	88	(23)

Cash used in investing activities	(43,496)	(3,362)

Financing activities:
Proceeds from issuance of common stock	309	341
Excess tax benefits from equity awards	357	363
Taxes paid related to net share settlement of equity awards	(608)	(430)
Dividends and dividend equivalents paid	(5,544)	(5,430)
Repurchase of common stock	(12,000)	(23,000)
Proceeds from issuance of long-term debt, net	11,332	0
Repayments of commercial paper, net	(2,508)	0

Cash used in financing activities	(8,662)	(28,156)

Increase in cash and cash equivalents	645	4,690

Cash and cash equivalents, end of the period	$14,489	$18,949

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$7,058	$5,369
Cash paid for interest	$220	$161